Exhibit 99.1

Isonics Chairman Reports Marketing of NeutroTest™ Explosive Detector On Track to Start 1Q 2005

New Federal Intelligence and Homeland Security Budgets Add Billions for First Responder Products

GOLDEN, Colo.—(BUSINESS WIRE)—Dec. 16, 2004—Isonics Corporation (NASDAQ:ISON), committed to the development of next-generation technology for the homeland security and semiconductor markets, has announced continued positive progress toward commercial marketing of its NeutroTest™ portable bomb detector, and anticipates to start marketing the device in first quarter 2005.  The announcement was made by James E. Alexander, Chairman and CEO of Isonics.

The announcement comes in the wake of recent news of a federal overhaul of the US intelligence community that calls for billions of dollars in additional spending on aviation security and other areas that could serve as markets for the next generation of Isonics’ bomb detection technologies.  Among the increases is $2 billion in new funding for use by the Transportation Security Administration to improve several aspects of aviation security.

In addition, the US Department of Homeland Security recently announced more than $2.5 billion in direct funding assistance to state and local governments for homeland security preparedness for first responders and other safety personnel.

Following recent visits to its IUT Detection Technologies subsidiary in Berlin, Germany, Isonics executives have reported favorable progress in the technical development of its NeutroTest™ explosive detection device.  Company executives expect to begin marketing NeutroTest in the first calendar quarter of 2005

“We believe our portable, handheld NeutroTest™ explosive detection device may become an important element of security as the US and other countries fight to combat terrorism and its effects,” said Mr. Alexander. “The funding increases from the US government demonstrate the importance our security agencies place on technology solutions

The 2004 Intelligence Reform and Terrorism Prevention Act have been approved by both houses of congress and now waits for President Bush’s signature.  The $2 billion in aviation security funding through fiscal year 2007 includes $250 million for weapons detection equipment, $100 million to research explosives detection technology and $150 million to test new screening products.  It also includes $600 million to improve air cargo security, $300 million to develop new air cargo security technology and $450 million to enhance baggage screening systems.  While the current generation of the NeutroTest prototype will not be useful in airport or luggage screening, we expect that future generations, with enhanced capabilities and more discriminating sensors, will supplement other airport, luggage and cargo screening operations.

In other homeland security related activities, Isonics recently signed a Letter of Intent to acquire Protection Plus, setting forth Isonics’ consideration for the proposed acquisition. Protection Plus has projected its 2004 revenue at approximately $12 million with growth projected for the coming year

In addition to existing revenue flow, Mr. Alexander has said that Protection Plus will provide Isonics with important synergies within the homeland security space as Isonics extends its services and product offerings throughout the international security marketplace.

If the acquisition is completed, Protection Plus will become a wholly-owned subsidiary of Isonics Homeland Security and Defense Corporation. The transaction is subject to due diligence, audited financial statements, and the usual closing conditions. It is expected to close during the first calendar quarter 2005. There are no assurances that the transaction will be successfully concluded.

Following the Company’s recent filing of its Form 10QSB for the second quarter ended October 31, 2004, Mr. Alexander further commented on Isonics’ overall strategic progress during the quarter, particularly with respect to its homeland security division.

“We are pleased to report to our shareholders and the investment community in general that during the quarter ended October 31, 2004 the Company has made progress in the execution of the Company’s expanded strategic objectives, particularly with the launch of Isonics Homeland Security and Defense Division and the anticipated commencement of the marketing of our NeutroTest™  detection device, tentatively scheduled for first calendar quarter 2005,” said Mr. Alexander.  “We believe we have laid the groundwork for the future as the result of three threshold events.  First, we would like to note that we have made progress in the expansion of our inherent financial strength, represented by an improved balance sheet which is in excess of $6 million in cash at October 31, 2004.  Second, we are pleased to report we are making progress toward the marketing of the NeutroTest™ portable explosive detection instrument being developed through our homeland security subsidiary. Finally, we are making progress in the due diligence for our potential acquisition of Protection Plus Security Consultants, Inc. which, if successfully completed, we expect to increase our revenues and it may provide a significant labor force to support a number of potential strategic marketing programs.”

About Isonics Corporation

Isonics Corporation has three business divisions: (1) Isonics Semiconductor, (2) Isonics Life Sciences, and (3) Homeland Security and Defense. Isonics is a world leader in isotopically engineered materials and through its semiconductor division produces isotopically pure silicon-28 chemicals and wafers for the semiconductor industry. Through advances in nanotechnology, the Company is also focused on research and development opportunities for further, value-added product and application development. Isonics’ Life Sciences division markets and sells stable isotopes for the health care industry such as carbon-13 for diagnostic breath tests and drug design, and radioisotopes and stable isotopes, such as oxygen-18 for positron emission tomography (PET) imaging. Stable isotopes can be thought of as ultra pure materials. This high degree of purification provides enhanced properties as compared to natural materials. Our efforts in the Homeland Security segment are nascent at the present time as we proceed to develop further our neutron-based detection technologies. Additional information may be obtained at the Company’s Web site at http://www.isonics.com. A presentation about Isonics’ NeutroTest(TM) explosive detection prototype can be found at http://www.tril03.com/isonics/madrid.pdf. A video demonstrating the functioning NeutroTest prototype can be viewed at http://www.trilogy-capital.com.edgesuite.net/.

Cautionary Statement

Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s 10-KSB for the year ended April 30, 2004, and its quarterly report on Form 10-QSB for the three and six months ended October 31, 2004, both as filed with the Securities and Exchange Commission, which include the Company’s historical cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company’s filings with the Securities and Exchange Commission. Isonics cautions investors that there are currently no commercial NeutroTest products, and no guarantee there will be. Isonics has made no NeutroTest sales and no government agency or other person has expressed an interest in purchasing NeutroTest. There can be no assurance that Isonics will be able to manufacture the NeutroTest for the market at a cost and with capabilities that meet the needs of prospective customers. Isonics can also offer no assurance that the acquisition of Protection Plus discussed in this press release will occur on the terms described above, if at all.

This announcement may contain forward-looking statements made by senior management of Isonics that involve risks and uncertainties, such as statements about plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statements. Actual future results and trends may differ materially from those made in — or suggested by — statements made in this announcement due to a variety of factors. Consequently, you should not place undue reliance on any forward-looking statements made in this announcement. For more information about Isonics and risks arising from investing in Isonics, you are directed to the Company’s most recent Form 10-KSB filed with the Securities and Exchange Commission.

Contact:

Isonics Corporation

James Alexander, 303-279-7900

or

Investor Relations:

Trilogy Capital Partners, Inc.

Paul Karon, 800-592-6067

paul@trilogy-capital.com